Exhibit 10.1

EXECUTION VERSION

AMENDMENT NO. 9
TO SECOND MASTER REPURCHASE AGREEMENT

Amendment No. 9, dated as of April 23, 2007 (this “Amendment”), among CREDIT SUISSE FIRST BOSTON MORTGAGE CAPITAL LLC (the “Buyer”), FIELDSTONE MORTGAGE COMPANY (a “Seller”) and FIELDSTONE INVESTMENT CORPORATION (a “Seller” and, together with Fieldstone Mortgage Company, the “Sellers”).

RECITALS

The Buyer and the Sellers are parties to that certain Second Amended and Restated Master Repurchase Agreement, dated as of March 31, 2005, as amended by that certain Amendment No. 1, dated as of October 21, 2005, Amendment No. 2, dated as of February 22, 2006, Amendment No. 3, dated as of April 27, 2006, Amendment No. 4, dated as of November 30, 2006, Amendment No. 5, dated as of December 20, 2006, Amendment No. 6, dated as of December 29, 2006, Amendment No. 7, dated as of January 31, 2007, and Amendment No. 8, dated as of March 30, 2007 (as the same may have been amended and supplemented from time to time, the “Existing Repurchase Agreement” and as amended by this Amendment, the “Repurchase Agreement”). Capitalized terms used but not otherwise defined herein shall have the meanings given to them in the Existing Repurchase Agreement.

The Buyer and the Sellers have agreed, subject to the terms and conditions of this Amendment, that the Existing Repurchase Agreement be amended to reflect certain agreed upon revisions to the terms of the Existing Repurchase Agreement.

Accordingly, the Buyer and the Sellers hereby agree, in consideration of the mutual premises and mutual obligations set forth herein, that the Existing Repurchase Agreement is hereby amended as follows:

SECTION 1. Change in Control Waiver. In connection with that certain Merger Agreement, dated as of February 15, 2007, (as amended, the “Merger Agreement”) among Credit-Based Asset Servicing and Securitization LLC (“C-BASS”), Rock Acquisition Corp. and Fieldstone Investment Corporation, the Buyer hereby waives any Event of Default that would occur solely as a result of a Change in Control in connection therewith and any subsequent corporate reorganization of the Sellers such that each of the Sellers would become a direct, wholly-owned subsidiary of C-BASS.

SECTION 2. Maximum Available Amount. Notwithstanding anything to the contrary contained in the Repurchase Agreement, the Buyer and the Sellers agree that the Buyer shall not be committed to enter into Transactions which exceed the Maximum Available Amount.

SECTION 3. Definitions. Section 2 of the Repurchase Agreement is hereby amended by:

3.1 deleting the definitions of High Purchase Price Mortgage Loan, Medium Purchase Price Mortgage Loan and Low Purchase Price Mortgage Loan in their entirety.

3.2 adding the following defined terms in their proper alphabetical order:

“Available Borrowing Capacity” means available and unused borrowing capacity which may be drawn upon by a Seller on a next Business Day basis. Borrowing capacity shall not be deemed part of the Available Borrowing Capacity if any event or circumstance has occurred which would prevent a Seller from drawing on the borrowing capacity or cause the related lender to have no obligation to make funds available.

“Maximum Available Amount” means the Maximum Aggregate Purchase Price minus the sum of (a) aggregate outstanding Purchase Price of all Purchased Mortgage Loans hereunder and (b) the aggregate outstanding purchase price of all purchased mortgage loans allocated to the Credit Suisse Buying Group under that certain Amended and Restated Repurchase Agreement, dated as of November 14, 2006 among Credit Suisse, New York Brach, the conduit buyers and committed buyers party thereto from time to time and the Sellers (as amended).

3.3 deleting the definitions of “Market Value”, “Maximum Aggregate Purchase Price”, “Par Percentage”, “Pricing Rate”, “Purchase Price”, “Purchase Price Percentage” and “Termination Date” in their entirety and replacing the same with the following:

“Market Value” means, with respect to any Purchased Mortgage Loan as of any date, the whole-loan servicing released fair market value of such Purchased Mortgage Loan on such date as determined by Buyer (or an Affiliate thereof) in its good faith discretion. Without limiting the generality of the foregoing, each Seller acknowledges that the Market Value of a Purchased Mortgage Loan may be reduced to zero by Buyer if:

(i) a material breach of a representation, warranty or covenant made by any Seller in this Agreement with respect to such Purchased Mortgage Loan has occurred and is continuing except, with respect to Repurchased Mortgage Loans, those disclosed by such Seller and accepted by the Buyer pursuant to clause (b) of the definition of Repurchased Mortgage Loan;

(ii) a First Payment Default occurs with respect to such Purchased Mortgage Loan;

(iii) such Purchased Mortgage Loan has been released from the possession of the Custodian under the Custodial Agreement (other than to a Take-out Investor pursuant to a Bailee Letter) for a period in excess of ten (10) calendar days;

(iv) such Purchased Mortgage Loan has been released from the possession of the Custodian under the Custodial Agreement to a Take-out Investor pursuant to a Bailee Letter for a period in excess of 45 calendar days;

(v) such Purchased Mortgage Loan has been subject to a Transaction for a period of greater than (a) 90 days (unless the Mortgage Loan is an Aged Loan or Repurchased Mortgage Loan) or (b) 120 days with respect to each Aged 90 Day Loan or Repurchased Mortgage Loan or (c) 180 days with respect to each Aged 120 Day Loan or (c) 364 days with respect to each Aged 180 Day Loan;

(vi) such Purchased Mortgage Loan is a Wet-Ink Mortgage Loan for which the Wet-Ink Mortgage File has not been delivered to the Custodian on or prior to the eighth Business Day after the related Purchase Date;

(vii) such Purchased Mortgage Loan is a Portfolio Second Lien Mortgage Loan that is subject to a new Transaction on and after April 20, 2007;

(viii) when the Purchase Price for such Purchased Mortgage Loan is added to other Purchased Mortgage Loans, the aggregate Purchase Price of all Wet-Ink Mortgage Loans that are Purchased Mortgage Loans exceeds (i) 40% of the Maximum Aggregate Purchase Price for the first five Business Days and the last five Business Days of each month or (ii) 30% of the Maximum Aggregate Purchase Price for the remainder of the month;

(ix) when added to other Purchased Mortgage Loans, the aggregate Purchase Price of all Sub-Prime Mortgage Loans that are Purchased Mortgage Loans exceeds $280 million dollars;

(x) when added to other Purchased Mortgage Loans, the aggregate Purchase Price of all Second Lien Mortgage Loans and HELOCs that are Purchased Mortgage Loans (other than Portfolio Second Lien Mortgage Loans) exceeds $60 million dollars;

(xi) when added to other Purchased Mortgage Loans, the aggregate Purchase Price of all Aged 90 Day Loans and Aged 120 Day Loans, combined, that are Purchased Mortgage Loans exceeds $200 million dollars;

(xii) when added to other Purchased Mortgage Loans, the aggregate Purchase Price of all Negative Amortizations Loans exceeds $4 million;

(xiii) when added to other Purchased Mortgage Loans, the aggregate Purchase Price of all Portfolio Second Lien Mortgage Loans exceeds $150 million (the “Portfolio Second Lien Mortgage Loan Sublimit”);

(xiv) when added to other Purchased Mortgage Loans, the aggregate Purchase Price of all Portfolio Second Lien Mortgage Loans that are Delinquent Mortgage Loans exceeds 15% of the Portfolio Second Lien Mortgage Loan Sublimit;

(xv) when added to other Purchased Mortgage Loans, the aggregate Purchase Price of all Delinquent Mortgage Loans (other than Portfolio Second Lien Mortgage Loans and including Delinquent Mortgage Loans which may be Repurchased Mortgage Loans) exceeds $20 million;

(xvi) when added to other Purchased Mortgage Loans, the aggregate Purchase Price of all Non-Performing Mortgage Loans (including Non-Performing Mortgage Loans which may be Repurchased Mortgage Loans) exceeds $15 million;

(xvii) when added to other Purchased Mortgage Loans, the aggregate Purchase Price of all Aged 180 Day Loans, Repurchased Mortgage Loans, Reperforming Mortgage Loans, Delinquent Mortgage Loans and Non-Performing Mortgage Loans, combined, exceeds $35 million;

(xviii) such Purchased Mortgage Loan is no longer acceptable for purchase by Buyer (or an Affiliate thereof) under any of the flow purchase or conduit programs for which Sellers then have been approved due to a Requirement of Law relating to consumer credit laws or otherwise.”

“Maximum Aggregate Purchase Price” means FOUR HUNDRED MILLION DOLLARS ($400,000,000).

“Par Percentage” means:

(i) 98%, with respect to Transactions the subject of which are Mortgage Loans (other than Portfolio Second Lien Mortgage Loans, Aged 180 Day Loans, Repurchased Mortgage Loans, Reperforming Mortgage Loans, Delinquent Mortgage Loans and Non-Performing Mortgage Loans);

(ii) 90%, with respect to Transactions the subject of which are Mortgage Loans that are Portfolio Second Lien Mortgage Loans, Aged 180 Day Loans, Repurchased Mortgage Loans or Reperforming Mortgage Loans (other than Delinquent Mortgage Loans or Non-Performing Mortgage Loans);

(iii) 85%, with respect to Transactions the subject of which are Mortgage Loans that are Delinquent Mortgage Loans;

(iv) 70% with respect to Transactions the subject of which are Mortgage Loans that are Non-Performing Mortgage Loans;

“Pricing Rate” means LIBOR plus:

(i) 0.60% with respect to Transactions the subject of which are Mortgage Loans other than Portfolio Second Lien Mortgage Loans, Repurchased Mortgage Loans, Aged 120 Day Loans, Aged 180 Day Loans, Reperforming Mortgage Loans, Delinquent Mortgage Loans, Non-Performing Mortgage Loans and Wet-Ink Mortgage Loans;

(ii) 0.65% with respect to Transactions the subject of which are Aged 120 Day Loans (other than Repurchased Mortgage Loans, Delinquent Mortgage Loans or Non-Performing Mortgage Loans);

(iii) 0.70% with respect to Transactions the subject of which are Aged 180 Day Loans (other than Repurchased Mortgage Loans, Delinquent Mortgage Loans or Non-Performing Mortgage Loans);

(iv) 0.75% with respect to Transactions the subject of which are Wet-Ink Mortgage Loans (other than Repurchased Mortgage Loans, Delinquent Mortgage Loans or Non-Performing Mortgage Loans);

(v) 0.90% with respect to Transactions the subject of which are Repurchased Mortgage Loans or Reperforming Mortgage Loans (other than Delinquent Mortgage Loans or Non-Performing Mortgage Loans);

(vi) 0.95% with respect to Transactions the subject of which are Portfolio Second Lien Mortgage Loans or Delinquent Mortgage Loans (other than Non-Performing Mortgage Loans);

(vii) 1.00% with respect to Transactions the subject of which are Non-Performing Mortgage Loans; and

“Purchase Price Percentage” means:

(i) 97% with respect to Purchased Mortgage Loans that are first lien Conforming Mortgage Loans, Jumbo Mortgage Loans or Alt A Mortgage Loans (other than Repurchased Mortgage Loans, Delinquent Mortgage Loans or Non-Performing Mortgage Loans);

(ii) 96% with respect to Purchased Mortgage Loans that are Sub-Prime Mortgage Loans (other than Repurchased Mortgage Loans, Delinquent Mortgage Loans or Non-Performing Mortgage Loans);

(iii) 93% with respect to Purchased Mortgage Loans that are Second Lien Mortgage Loans or HELOCs (other than Portfolio Second Lien Mortgage Loans, Repurchased Mortgage Loans, Delinquent Mortgage Loans or Non-Performing Mortgage Loans);

(iv) 90% with respect to Purchased Mortgage Loans that are Portfolio Second Lien Mortgage Loans, Aged 180 Day Loans, Repurchased Mortgage Loans or Reperforming Mortgage Loans (other than Delinquent Mortgage Loans or Non-Performing Mortgage Loans);

(v) 85% with respect to Purchased Mortgage Loans that are Delinquent Mortgage Loans (other than Non-Performing Mortgage Loans);

(vi) 70% with respect to Purchased Mortgage Loans that are Non-Performing Mortgage Loans; and

(vii) with respect to Transactions the subject of which are Exception Mortgage Loans, a percentage to be determined by Buyer in its sole discretion.

“Termination Date” means the earlier of (a) June 30, 2007, in the event that certain merger is not completed by such date pursuant to the terms and conditions of the Merger Agreement; (b) September 30, 2007 and (c) the date of the occurrence of an Event of Default.

SECTION 4. Covenants. Section 14 of the Existing Repurchase Agreement is hereby amended by adding the following clause (hh) thereto with the following:

“(hh) Available Borrowing Capacity. The Sellers shall maintain Available Borrowing capacity such that the Maximum Aggregate Purchase Price does not represent more than 50% of Seller’s Available Borrowing Capacity.”

SECTION 5. Events of Default. Section 15(f) of the Existing Repurchase Agreement is hereby amended by adding “14(hh)” thereto.

SECTION 6. Conditions Precedent. This Amendment shall become effective on the date hereof (the “Amendment Effective Dates”), subject to the satisfaction of the following conditions precedent:

6.1 Delivered Documents. On the Amendment Effective Date, the Buyer shall have received the following documents, each of which shall be satisfactory to the Buyer in form and substance:

(a) this Amendment, executed and delivered by a duly authorized officer of the Buyer and Sellers;

(b) such other documents as the Buyer or counsel to the Buyer may reasonably request.

SECTION 7. Representations and Warranties. Each of the Sellers hereby represents and warrants to the Buyer that they are in compliance with all the terms and provisions set forth in the Repurchase Agreement on their part to be observed or performed, and that no Event of Default has occurred or is continuing, and hereby confirm and reaffirm the representations and warranties contained in Section 13 of the Existing Repurchase Agreement.

SECTION 8. Limited Effect. Except as expressly amended and modified by this Amendment, the Repurchase Agreement shall continue to be, and shall remain, in full force and effect in accordance with its terms. Other than as expressly set forth herein, the execution of this Amendment by the Buyer shall not operate as a waiver of any of its rights, powers or privileges under the Repurchase Agreement or any other Program Agreement, including without limitation, any rights, powers or privileges relating to other existing or future breaches of, or Defaults or Events of Default under, the Repurchase Agreement or any other Program Agreement (whether the same or of a similar nature as the breaches identified herein or otherwise) except as expressly set forth herein.

SECTION 9. Counterparts. This Amendment may be executed by each of the parties hereto on any number of separate counterparts, each of which shall be an original and all of which taken together shall constitute one and the same instrument.

SECTION 10. GOVERNING LAW. THIS AMENDMENT SHALL BE GOVERNED BY, AND CONSTRUED IN ACCORDANCE WITH, THE LAWS OF THE STATE OF NEW YORK WITHOUT REFERENCE TO THE CHOICE OF LAW PROVISIONS THEREOF.

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IN WITNESS WHEREOF, the parties have caused their names to be signed hereto by their respective officers thereunto duly authorized as of the day and year first above written.

Buyer: CREDIT SUISSE FIRST BOSTON MORTGAGE CAPITAL LLC, as Buyer

By: /s/ B. Kaiserman
Name: Bruce S. Kaiserman
Title: Vice President

Seller: FIELDSTONE MORTGAGE COMPANY, as Seller

By: /s/ Mark C. Krebs
Name: Mark C. Krebs
Title: Sr. Vice President & Treasurer

Seller: FIELDSTONE INVESTMENT CORPORATION, as Seller

By: /s/ Mark C. Krebs
Name: Mark C. Krebs
Title: Sr. Vice President & Treasurer